                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 June 23, 2000
                                 -------------
                                 Date of Report
                        (Date of earliest event reported)



                      PACIFIC CENTURY FINANCIAL CORPORATION
     -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     1-6887                   99-0148992
   ----------------------            ----------                ------------
  (State of Incorporation)          (Commission               (IRS Employer
                                    File Number)            Identification No.)

        130 Merchant Street, Honolulu, Hawaii                   96813
        -----------------------------------------------      ----------
        (Address of principal executive offices)             (Zip Code)

                                 (888) 643-3888
                                 --------------
                        (Registrant's telephone number,
                              including area code)


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Item 5.  Other Events

         Addition to Pacific Century Financial Corporation's Board of Directors


         Mr. Robert Huret, Managing Member of Financial Technologies Ventures (FT Ventures) has become a member of the Board of Directors for Pacific Century Financial Corporation and its major subsidiary Bank of Hawaii, effective June 23, 2000. Mr. Huret will serve a 2-year term which expires in 2002. He fills a position on the board that had been vacant since December 1999.

         Mr. Huret, a resident of California, adds to the Board's diversity in terms of geography, expertise and experience in the areas of technology, strategic development and investment banking. He is a founding member of FT Ventures, a fund formed in July 1998 to provide capital to private companies that create technology applications useful to the financial services industry, including e-commerce applications. He has more than 30 years of commercial banking and investment banking experience. From 1984 to 1998, Mr. Huret worked as a senior consultant to the Financial Services Group at Montgomery Securities.

         In addition to his investment banking and venture capital career, Mr. Huret serves as chairman of the private investment company Huret, Rothenberg & Co., director, Corillian Corporation, founder and vice chairman of money management firm Newell Associates, founder and director of the investment management and consulting firm, The Research Advantage and founder and director of web-based publishing business, Third Age Media. He is past vice chairman of the Cornell University Council. He holds a Bachelor of Science degree from Cornell University and a Master of Business Administration degree from Harvard University.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Date: September   , 2000           PACIFIC CENTURY FINANCIAL
                                            CORPORATION

                                            /s/ Lawrence M. Johnson
                                            ---------------------------
                                                     (Signature)

                                            Lawrence M. Johnson
                                            Chairman and Chief Executive Officer